UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2012

Maverick Minerals Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-2551
(Commission File Number)

88-0410480
(IRS Employer Identification No.)

Suite 700 – 220 Bay Street, Toronto, Ontario M5J 2W4
 (Address of principal executive offices and Postal Code)

647-728-4134
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On October 29, 2012, Maverick Minerals Corp. issued 3,039,057 shares of its common stock to one investor upon the conversion of a convertible debenture at a conversion price of $0.10 per share. The debenture is in the principal amount of $300,000 and accrues interest at a rate of 8% per annum.  The shares were issued to one investor that represented that they were not a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK MINERALS CORPORATION

/s/ Robert Kinloch
Robert Kinloch
President

Date:  November 1, 2012